The information in this preliminary prospectus supplement is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7) Registration No. 333-258408
SUBJECT TO COMPLETION, DATED AUGUST 3, 2021
PROSPECTUS SUPPLEMENT (to Prospectus dated August 3, 2021)

27,000,000 Shares

ZoomInfo Technologies Inc.
Class A Common Stock
per share

The selling stockholders identified in this prospectus supplement are selling 27,000,000 shares of our Class A common stock. We are not selling any shares of our Class A common stock under this prospectus supplement and will not receive any proceeds from the sale of the shares by the selling stockholders.
Our Class A common stock is listed and traded on the Nasdaq Global Select Market (the “Nasdaq”) under the trading symbol “ZI.” On August 3, 2021 the closing price of our Class A common stock as reported on the Nasdaq was $56.50 per share.
We have three classes of common stock: Class A common stock, Class B common stock, and Class C common stock. Holders of shares of our Class A common stock are entitled to one vote for each share of Class A common stock held of record on all matters on which stockholders are entitled to vote generally. Holders of shares of our Class B common stock are entitled to ten votes for each share of Class B common stock held of record (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally. Holders of shares of our Class C common stock are entitled to ten votes for each share of Class C common stock held of record (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion into shares of Class A common stock) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally. See “Description of Capital Stock” in the accompanying prospectus. ZoomInfo Technologies Inc. is a holding company whose sole material asset is a controlling equity interest in ZoomInfo HoldCo (as defined herein), which is a holding company whose sole material asset is a controlling equity interest in ZoomInfo OpCo (as defined herein). The number of outstanding OpCo Units (as defined herein) of ZoomInfo OpCo equals the aggregate number of outstanding shares of Class A common stock, Class B common stock, and Class C common stock.
Prior to the consummation of this offering, the selling stockholders will exchange OpCo Units and HoldCo Units, as applicable, and associated shares of our Class B common stock for, or convert their shares of our Class C common stock into, as applicable, shares of our Class A common stock. Upon the completion of the exchange of OpCo Units or HoldCo Units or conversion of shares of our Class C common stock, as applicable, the associated shares of Class B common stock will be cancelled and shares of Class C common stock will be retired and not available for reissuance.
Certain affiliates of each of TA Associates, Carlyle, and our Founders (each as defined herein) are parties to a stockholders agreement and, after giving effect to this offering, will beneficially own approximately 85.4% of the combined voting power of our Class A, Class B, and Class C common stock. As a result, we will continue to be a “controlled company” within the meaning of the Nasdaq corporate governance standards.
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company.”
Investing in shares of our Class A common stock involves risks. See “Risk Factors” beginning on page S-4.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Per Share	Total
Public offering price.......................................................................................................................................................
Underwriting discount(1).................................................................................................................................................
Proceeds, before expenses, to the selling stockholders.................................................................................................

(1)Please see the section entitled “Underwriting” for a description of compensation payable to the underwriter.

The underwriter expects to deliver the shares of our Class A common stock against payment in New York, New York on or about , 2021.

Morgan Stanley

The date of this prospectus is , 2021.

Table of Contents
Prospectus Supplement
Prospectus

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement and the accompanying prospectus include important information about us, the shares of Class A common Stock being offered and other information you should know before investing in the shares of Class A common stock.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any amendment or supplement to this prospectus supplement or the accompanying prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we, the selling stockholders, nor the underwriter has authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. Neither we, the selling stockholders, nor the underwriter takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. The information in this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus, as applicable, or any sale of shares of our Class A common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.
This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholders may from time to time sell shares of our common stock covered by the accompanying prospectus. You should read this prospectus before deciding to invest in shares of our common stock. You may obtain this information without charge by following the instructions under “Where You Can Find More Information” appearing elsewhere in this prospectus supplement.
For Investors Outside the United States: The selling stockholders and the underwriter are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. Neither we, the selling stockholders, nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Class A common stock and the distribution of this prospectus outside the United States.

About this Prospectus
Financial Statement Presentation
This prospectus and the documents incorporated by reference herein include certain historical combined and consolidated financial and other data for ZoomInfo OpCo. ZoomInfo Technologies Inc. is a holding company, and its sole material asset is a controlling equity interest in ZoomInfo HoldCo, which is a holding company whose sole material asset is a controlling equity interest in ZoomInfo OpCo. ZoomInfo Technologies Inc. operates and controls all of the business and affairs of ZoomInfo OpCo through ZoomInfo HoldCo and, through ZoomInfo OpCo and its subsidiaries, conducts our business. ZoomInfo OpCo is the predecessor of ZoomInfo Technologies Inc. for financial reporting purposes following the completion of our initial public offering of our Class A common stock (the “IPO”) on June 8, 2020, in which we issued and sold 51,175,000 shares of our Class A common stock at an initial public price of $21.00 per share. As a result, the consolidated financial statements of ZoomInfo Technologies Inc. recognized the assets and liabilities received in the reorganization at their historical carrying amounts, as reflected in the historical financial statements of ZoomInfo OpCo. ZoomInfo Technologies Inc. consolidates ZoomInfo OpCo through ZoomInfo HoldCo on its consolidated financial statements and records a non-controlling interest related to the OpCo Units and HoldCo Units held by our pre-IPO owners (as defined below) on its consolidated balance sheet and statement of operations.
On February 1, 2019, we acquired, through a newly formed wholly owned subsidiary, Zebra Acquisition Corporation, 100% of the stock of Zoom Information, Inc. (“Pre-Acquisition ZI”). Pre-Acquisition ZI was a leading provider of company and contact information to sales and marketing professionals. The Zoom Information Acquisition (as defined below) qualifies as a business combination and was accounted for as such. We included the financial results of Pre-Acquisition ZI in the consolidated financial statements of ZoomInfo OpCo from the date of the Zoom Information Acquisition. Accordingly, the financial statements for the periods prior to the Zoom Information Acquisition may not be comparable to those for the periods after the Zoom Information Acquisition.
Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.
Certain Definitions
As used in this prospectus, unless otherwise noted or the context requires otherwise:
•“22C Capital” refers to investment funds associated with 22C Capital LLC and its predecessor.
•“Annual Report” refers to our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021.
•“Carlyle” refers to investment funds associated with The Carlyle Group, Inc.
•“Class P Units” refers to Class P Units (including, without limitation, any indirectly held Class P Units) of ZoomInfo OpCo. The Class P Units are “profits interests” having economic characteristics similar to stock options and have the right to share in any equity value of ZoomInfo OpCo above specified participation thresholds which are referred to as “strike prices” in this prospectus.
•“Continuing Class P Unitholders” refers to certain pre-IPO owners who held Class P Units prior to, and continue to hold Class P Units following, the consummation of the Reorganization Transactions and the IPO Transactions (each, as defined herein).
•“customers” refers to companies that have contracted with us to use our services and, at the time of measurement, maintain one or more active paid subscriptions to our platform. Paid subscriptions will generally include access for a number of employees or other affiliated persons of the customer.
•“Exchange Tax Receivable Agreement” refers to the tax receivable agreement entered into with certain Pre-IPO OpCo Unitholders.
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•“Founders” refers to Henry Schuck, our Chief Executive Officer, and Kirk Brown.
•“HoldCo Units” refers to the class of units of ZoomInfo HoldCo created by the Reclassification. Each OpCo Unit and HoldCo Unit has equivalent value and exchange rights for Class A common stock, subject to applicable vesting.
•“HSKB” refers to HSKB Funds, LLC, a privately held limited liability company formed on February 9, 2016 for the purpose of issuing equity to certain persons who had performed and would continue to perform services for ZoomInfo OpCo.
•“LTIP Units” refers to a class of partnership units that are intended to qualify as “profit interests” in ZoomInfo OpCo for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into OpCo Units. LTIP Units initially will not have full parity, on a per unit basis, with OpCo Units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OpCo Units, at which time vested LTIP Units may be converted into OpCo Units on a one-for-one basis.
•“OpCo Units” refers to the class of units of ZoomInfo OpCo created by the Reclassification, and does not include Class P Units. Each OpCo Unit and HoldCo Unit has equivalent value and exchange rights for Class A common stock, subject to applicable vesting.
•“Pre-IPO Blocker Holders” refers to the pre-IPO owners that held their interests in us through the Blocker Companies immediately prior to the consummation of the IPO.
•“Pre-IPO HoldCo Unitholders” refers to the pre-IPO owners that held HoldCo Units immediately prior to the consummation of the IPO.
•“Pre-IPO OpCo Unitholders” refers to the pre-IPO owners that held OpCo Units immediately prior to the consummation of the IPO.
•“pre-IPO owners” refers, collectively, to the Sponsors, the Founders, and the management and other equity holders who were the owners of ZoomInfo OpCo immediately prior to the Transactions (as defined herein).
•“Proxy Statement” refers to our definitive proxy statement on Schedule 14A in connection with our 2021 annual meeting of stockholders filed on March 16, 2021.
•“Quarterly Reports” refers to our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2021, filed on May 3, 2021, and June 30, 2021, filed on August 2, 2021.
•“Reorganization Tax Receivable Agreement” refers to the tax receivable agreement entered into with the Pre-IPO Blocker Holders.
•“Secondary Offerings” refers to (i) the offering by certain selling stockholders, including entities affiliated with the Sponsors, of 17,179,135 shares of Class A common stock of ZoomInfo Technologies Inc. completed on August 24, 2020; and (ii) the offering by certain selling stockholders, including entities affiliated with the Sponsors, of 14,375,000 shares of Class A common stock of ZoomInfo Technologies Inc. completed on December 4, 2020, as applicable.
•“Sponsors” refers, collectively, to TA Associates, Carlyle, and 22C Capital.
•“TA Associates” refers to investment funds associated with TA Associates.
•“tax receivable agreements” refers, collectively, to the Exchange Tax Receivable Agreement and the Reorganization Tax Receivable Agreement.
•“ZoomInfo,” the “Company,” “we,” “us,” and “our” refer, (1) prior to the consummation of the Reorganization Transactions and the IPO Transactions, to ZoomInfo OpCo and its consolidated
ii

subsidiaries and, (2) after the consummation of the Reorganization Transactions and the IPO Transactions, to ZoomInfo Technologies Inc. and its consolidated subsidiaries.
•“ZoomInfo HoldCo” refers to ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company, and a direct subsidiary of ZoomInfo Technologies Inc. following the Reorganization Transactions.
•“ZoomInfo OpCo” refers to ZoomInfo Holdings LLC (formerly known as DiscoverOrg Holdings, LLC), a Delaware limited liability company, and a direct subsidiary of ZoomInfo HoldCo and indirect subsidiary of ZoomInfo Technologies Inc. following the Reorganization Transactions.

iii

SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information you should consider before investing in shares of our Class A common stock. Before you decide to invest in shares of our Class A common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes thereto in our Annual Report and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and the related notes thereto in our Quarterly Reports, each of which is incorporated by reference herein. This summary contains forward-looking statements that involve risks and uncertainties.
Overview
Our mission is to unlock actionable business information and insights to make organizations more successful.
ZoomInfo is a leading go-to-market intelligence platform for sales and marketing teams. Our cloud-based go-to-market data and insights platform delivers comprehensive and high-quality intelligence and analytics to provide sales and marketing professionals accurate information and insights on the organizations and professionals they target enabling our customers to shorten sales cycles and increase win rates by enabling sellers and marketers to deliver the right message, to the right person, at the right time.
ZoomInfo, formerly known as DiscoverOrg, was co-founded in 2007 by our CEO, Henry Schuck. DiscoverOrg achieved significant organic growth since its founding and acquired Zoom Information, Inc. (“Pre-Acquisition ZI”) in February 2019 to further expand the breadth of our go-to-market intelligence, industry coverage, and addressable market opportunity. The combined business was incorporated as ZoomInfo Technologies Inc. in November 2019 for the purposes of facilitating the IPO. On June 8, 2020, ZoomInfo completed the IPO.
ZoomInfo Technologies Inc. was incorporated in Delaware on November 14, 2019. Our principal executive office is located at 805 Broadway Street, Suite 900, Vancouver, Washington 98660, and our telephone number is (800) 914-1220. We maintain a website at www.zoominfo.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.
Recent Developments
Acquisitions
We acquired Insent, Inc. in June 2021 for a total purchase consideration of $34.1 million, consisting of $33.0 million in cash consideration and $1.1 million in estimated deferred consideration. The purchase price was primarily comprised of acquired technology and goodwill.
In July 2021, we acquired substantially all the assets, and certain specified liabilities, of AffectLayer Inc. d/b/a Chorus.ai, a leader in conversation intelligence (the “Chorus Acquisition”). In connection with this acquisition, we paid an aggregate cash consideration, inclusive of $132.0 million relating to certain tax liabilities, of approximately $575.0 million, subject to working capital and other customary adjustments. We funded cash payments made at closing with $225.0 million of revolving credit borrowings under the existing first lien credit agreement, and the remainder with cash on hand.
Senior Unsecured Notes Offering
In July 2021, ZoomInfo Technologies LLC and ZoomInfo Finance Corp. (collectively, the “Issuers”), indirect subsidiaries of ZoomInfo Technologies Inc., issued and sold $300.0 million in aggregate principal amount of additional 3.875% senior notes due 2029. The notes were issued under the same indenture as the Issuers’ existing

$350 million aggregate principal amount of 3.875% senior notes due 2029 (the “Existing Notes”), which were issued in February 2021, and constitute part of the same series as the Existing Notes.
First Lien Credit Agreement Amendment
In July 2021, we entered into an amendment (the “Credit Agreement Amendment”) to our existing first lien credit agreement that provided for, among other things, the incurrence of an additional $200.0 million aggregate principal amount of additional term loans under its existing first lien credit agreement.
The net proceeds from the Credit Agreement Amendment were used, together with the net proceeds from the offering (the “Offering”) by the Issuers of $300.0 million aggregate principal amount of 3.875% senior notes due 2029, to (i) repay $225 million of outstanding borrowings under the revolving credit facility which were used to pay a portion of the consideration for the Acquisition, and (ii) pay fees and expenses related to the Credit Agreement Amendment, the Offering and the Chorus Acquisition, and the remainder is expected to be used for general corporate purposes.

The Offering

Issuer	ZoomInfo Technologies Inc.

Class A common stock offered by the selling stockholders	27,000,000 shares.

Class A common stock outstanding after giving effect to this offering	149,990,566 shares.

Use of proceeds
The selling stockholders will receive all of the net proceeds from the sale of shares of Class A common stock in this offering. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. The selling stockholders will bear the underwriting discount attributable to their sale of our Class A common stock, and we will bear the remaining expenses. See “Use of Proceeds.”

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our Class A common stock.

Nasdaq trading symbol	“ZI.”
In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding and the other information based thereon reflects 149,990,566 shares of Class A common stock outstanding as of July 23, 2021, after giving effect to this offering, and does not reflect:
•175,225,621 shares of Class A common stock issuable upon exchange of 171,958,491 OpCo Units and 3,267,130 HoldCo Units and the related shares of Class B common stock that will be held by the Pre-IPO OpCo Unitholders and the Pre-IPO HoldCo Unitholders, respectively, after giving effect to this offering;
•65,509,596 shares of Class A common stock issuable upon conversion of 65,509,596 shares of Class C common stock that will be held by the Pre-IPO Blocker Holders after giving effect to this offering;
•12,845,551 shares of Class A common stock issuable upon exchange of 14,313,813 Class P Units (assuming such Class P Units are fully vested and based on the closing price of our Class A common stock of $53.84 per share as reported on Nasdaq on July 23, 2021) that are held by the Continuing Class P Unitholders; or
•18,650,000 shares of Class A common stock that may be granted under our 2020 Omnibus Incentive Plan, which includes shares of Class A common stock underlying the following employee equity grants outstanding as of July 23, 2021:
◦1,286,716 restricted stock units;
◦247,045 LTIP Units;
◦522,106 stock options, which we refer to as “leverage restoration options,” with a strike price equal to the IPO public offering price per share of Class A common stock; and
◦630,000 Class P Units with a participation threshold (i.e., strike price) equal to the IPO public offering price per share of Class A common stock.

RISK FACTORS
An investment in shares of our Class A common stock involves risks. You should carefully consider the following information about these risks, as well as those contained in our Annual Report, including the section entitled “Risk Factors,” together with the other information contained or incorporated by reference in this prospectus, before investing in shares of our Class A common stock. Any of the following risks could have an adverse effect on our business, results of operations, financial condition or prospects, and could cause the trading price of our Class A common stock to decline, which would cause you to lose all or part of your investment. Our business, results of operations, financial condition, or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.
Risks Related to this Offering and Ownership of Our Class A Common Stock
The parties to our stockholders agreement control us, and their interests may conflict with ours or yours in the future.
Immediately following this offering, the parties to our stockholders agreement will beneficially own approximately 85.4% of the combined voting power of our Class A, Class B, and Class C common stock, with each share of Class A common stock entitling the holder to one vote, each share of Class B common stock entitling the holder to ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share) and each share of Class C common stock entitling the holder to ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion of our Class C common stock into shares of Class A common stock) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally. Moreover, we agreed to nominate to our board of directors individuals designated by TA Associates, Carlyle, and our Founders in accordance with our stockholders agreement. TA Associates, Carlyle, and our Founders each retained the right to designate directors for so long as they beneficially own at least 5% of the voting power of all shares of our outstanding capital stock entitled to vote generally in the election of our directors. See “Transactions with Related Persons—Stockholders Agreement” from our Proxy Statement incorporated by reference herein. Even when the parties to our stockholders agreement cease to own shares of our stock representing a majority of the total voting power, for so long as the parties to our stockholders agreement continue to own a significant percentage of our stock, they will still be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring stockholder approval through their voting power. Accordingly, for such period of time, the parties to our stockholders agreement will have significant influence with respect to our management, business plans, and policies, including the appointment and removal of our officers. In particular, for so long as the parties to our stockholders agreement continue to own a significant percentage of our stock, the parties to our stockholders agreement will be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of Class A common stock as part of a sale of our Company and ultimately might affect the market price of our Class A common stock.
In addition, immediately following this offering, the Pre-IPO OpCo Unitholders will own 43.9% of the OpCo Units. Because they hold their ownership interest in our business directly in ZoomInfo OpCo, rather than through ZoomInfo Technologies Inc., the Pre-IPO OpCo Unitholders may have conflicting interests with holders of shares of our Class A common stock. For example, if ZoomInfo OpCo makes distributions through ZoomInfo HoldCo to ZoomInfo Technologies Inc., the non-managing members of ZoomInfo OpCo will also be entitled to receive such distributions pro rata in accordance with the percentages of their respective limited liability company interests in ZoomInfo OpCo and their preferences as to the timing and amount of any such distributions may differ from those of our public stockholders. Our pre-IPO owners may also have different tax positions from us that could influence their decisions regarding whether and when to dispose of assets, especially in light of the existence of the tax receivable agreements that we entered into in connection with the IPO, whether and when to incur new or refinance existing indebtedness and whether and when ZoomInfo Technologies Inc. should terminate the tax receivable agreements and accelerate its obligations thereunder. In addition, the structuring of future transactions may take into consideration our pre-IPO owners’ tax or other considerations even where no similar benefit would accrue to us. See “Transactions with Related Persons—Tax Receivable Agreements” from our Proxy Statement incorporated by reference herein.
We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for, and intend to rely on, exemptions and relief from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.
After the completion of this offering, certain affiliates of TA Associates, Carlyle, and our Founders will beneficially own approximately 85.4% of the combined voting power of our Class A, Class B, and Class C common stock and are parties, among others, to a stockholders agreement described in “Transactions with Related Persons—Stockholders Agreement” from our Proxy Statement incorporated by reference herein. As a result, we will continue to be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. For example, controlled companies are not required to have:
•a board that is composed of a majority of “independent directors,” as defined under the Nasdaq rules;
•a compensation committee that is composed entirely of independent directors; and
•director nominations be made, or recommended to the full board of directors, by its independent directors, or by a nominations/governance committee that is composed entirely of independent directors.
We intend to continue to utilize these exemptions for as long as we continue to qualify as a “controlled company.” Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq.
You may be diluted by the future issuance of additional Class A common stock or OpCo Units in connection with our incentive plans, acquisitions, or otherwise.
As of July 23, 2021, after giving effect to this offering, we would have had 2,350,009,434 shares of Class A common stock authorized but unissued, including 175,225,621 shares of Class A common stock issuable upon exchange of OpCo Units or HoldCo Units that are held by the Pre-IPO OpCo Unitholders or the Pre-IPO HoldCo Unitholders, respectively, 65,509,596 shares of Class A common stock issuable upon conversion of 65,509,596 shares of Class C common stock that are held by the Pre-IPO Blocker Holders, and 12,845,551 shares of Class A common stock (based on the closing price of our Class A common stock of $53.84 per share as reported on Nasdaq on July 23, 2021) issuable upon the vesting and conversion of 14,313,813 Class P Units held by the Continuing Class P Unitholders. Our amended and restated certificate of incorporation authorizes us to issue these shares of Class A common stock and options, rights, warrants, and appreciation rights relating to Class A common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. Similarly, the amended and restated limited liability company agreements of ZoomInfo OpCo and ZoomInfo HoldCo permit ZoomInfo OpCo and ZoomInfo HoldCo to issue an unlimited number of additional limited liability company interests of ZoomInfo OpCo and ZoomInfo HoldCo, respectively, with designations, preferences, rights, powers, and duties that are different from, and may be senior to, those applicable to the OpCo Units or the HoldCo Units, as applicable, and which may be exchangeable for shares of our Class A common stock. Additionally, we have reserved an aggregate of 18,650,000 shares of Class A common stock for issuance under our 2020 Omnibus Incentive Plan. In connection with the IPO, 513,440 restricted stock units, 47,620 LTIP Units, 577,879 stock options, which we refer to as “leverage restoration options,” with a strike price equal to the IPO public offering price per share of Class A common stock, and 630,000 Class P Units with a participation threshold (i.e., strike price) equal to the IPO public offering price per share of Class A common stock were granted under our 2020 Omnibus Incentive Plan. Any Class A common stock that we issue, including under our 2020 Omnibus Incentive Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase Class A common stock in this offering.

If we or our pre-IPO owners sell additional shares of our Class A common stock after this offering or are perceived by the public markets as intending to sell them, the market price of our Class A common stock could decline.
The sale of substantial amounts of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares of our Class A common stock in the future at a time and at a price that we deem appropriate. Upon completion of this offering, we will have a total of 149,990,566 shares of our Class A common stock outstanding. Of these shares, all of the shares of our Class A common stock sold in this offering, the IPO, and the Secondary Offerings (totaling 78,175,000 shares of our Class A common stock) will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), by persons other than our “affiliates,” as that term is defined under Rule 144 of the Securities Act (“Rule 144”). The remaining shares of our Class A common stock will be “restricted securities,” as defined in Rule 144, and may not be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration. See “Shares Eligible for Future Sale.”
In addition, under the amended and restated limited liability company agreement of ZoomInfo OpCo, the Pre-IPO OpCo Unitholders (or certain permitted transferees) have the right (subject to the terms of such limited liability company agreement) to exchange their OpCo Units (together with a corresponding number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments. Under the amended and restated limited liability company agreement of ZoomInfo HoldCo, the Pre-IPO HoldCo Unitholders (or certain permitted transferees) have the right (subject to the terms of such limited liability company agreement) to exchange their HoldCo Units (together with a corresponding number of shares of Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments. Pursuant to our amended and restated certificate of incorporation, at the option of the holder, a share of Class C common stock may be converted into one share of Class A common stock. In addition, each share of Class C common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain affiliate transfers described in our amended and restated certificate of incorporation among the Sponsors, the Founders, and their respective affiliates as of the date of the consummation of the IPO. Each share of Class C common stock will also automatically convert into one share of Class A common stock if, on the record date for any meeting of the stockholders, the aggregate number of outstanding shares of our Class B common stock and Class C common stock is less than 5% of our outstanding shares of common stock. Once converted into Class A common stock, Class C common stock will not be reissued.
As of July 23, 2021, after giving effect to this offering (subject to the terms of the applicable limited liability company agreement), an aggregate of 171,958,491 OpCo Units and an aggregate of 3,267,130 HoldCo Units would be exchangeable for shares of our Class A common stock and an aggregate of 65,509,596 shares of Class C common stock would be convertible into shares of our Class A common stock. Any shares we issue upon exchange of OpCo Units or HoldCo Units or upon the conversion of shares of Class C common stock, as applicable, will be “restricted securities” as defined in Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144.
We, certain of our executive officers, our directors, the holders of all of our Class C common stock, the holders of substantially all of our outstanding OpCo Units, and certain holders of our HoldCo Units have agreed, subject to certain exceptions, not to dispose of or hedge any shares of our Class A common stock (including shares issued upon exchange of OpCo Units or HoldCo Units or upon conversion of shares of Class C common stock, as applicable) or securities convertible into or exchangeable for shares of our Class A common stock, including our Class B and Class C common stock, for 30 days from the date of this prospectus, except with certain underwriter’s prior written consent. See “Underwriting.”
Subject to certain limitations and exceptions, pursuant to the terms of the amended and restated limited liability company agreement of ZoomInfo OpCo, the holders of 14,313,813 Class P Units, which have a weighted-average per unit participation threshold (i.e., the strike price) of $5.52 per Class P Unit, will be able to exchange their Class P Units into shares of our Class A common stock, as described in “Organizational Structure—Reclassification and

Amendment and Restatement of Limited Liability Company Agreement of ZoomInfo OpCo” included in the accompanying prospectus and “Transactions with Related Persons—ZoomInfo OpCo Amended and Restated Limited Liability Company Agreement” from our Proxy Statement incorporated by reference herein.
Upon the expiration of the lock-up agreements described above, all of such shares will be eligible for resale in the public market, subject, in the case of shares held by our affiliates, to volume, manner of sale, and other limitations under Rule 144. We expect that certain of our Sponsors will continue to be considered affiliates following the expiration of the lock-up period based on their expected share ownership and their board nomination rights. Certain other of our stockholders may also be considered affiliates at that time.
However, subject to the expiration or waiver of the 30-day lock-up period, the holders of these shares of Class A common stock (including shares issued upon exchange of OpCo Units or HoldCo Units or upon conversion of shares of Class C common stock, as applicable) will have the right, subject to certain exceptions and conditions, to require us to register their shares of Class A common stock under the Securities Act, and they will have the right to participate in future registrations of securities by us. Following completion of this offering, the shares covered by registration rights would represent approximately 58.2% of our total Class A common stock outstanding, assuming exchange of all OpCo Units and HoldCo Units and conversion of all shares of our Class C common stock. Registration of any of these outstanding shares of Class A common stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. See “Shares Eligible for Future Sale—Registration Rights” included herein and “Transactions with Related Persons—Registration Rights Agreement” from our Proxy Statement incorporated by reference herein.
We have filed a registration statement on Form S-8 under the Securities Act to register shares of our Class A common stock or securities convertible into or exchangeable for shares of our Class A common stock issued pursuant to the 2020 Plan. Such Form S-8 registration statement automatically became effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market. Our registration statement on Form S-8 covers 18,650,000 shares of our Class A common stock.
In the future, we may also issue our securities in connection with investments or acquisitions. The number of shares of our Class A common stock (or securities convertible into or exchangeable for our Class A common stock) issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Class A common stock. As restrictions on resale end, the market price of our shares of Class A common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Class A common stock or other securities or to use our Class A common stock as consideration for acquisitions of other businesses, investments, or other corporate purposes.

FORWARD-LOOKING STATEMENTS
This prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus supplement and any free writing prospectus that we may provide to you in connection with the offering of our Class A common stock described in this prospectus supplement) contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements are included throughout this prospectus supplement and the accompanying prospectus, including in the section entitled “Risk Factors,” and the documents incorporated by reference herein and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would,” or the negative version of these words or other comparable words.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements, including forward-looking statements contained in this prospectus supplement and the accompanying pro:
•the COVID-19 pandemic, including the global economic uncertainty and measures taken in response, could materially impact our business and future results of operations;
•larger well-funded companies may shift their existing business models to become more competitive with us;
•we may be unable to provide or adapt our platform for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to data privacy, which could impact our ability to efficiently gather, process, update and/or provide some or all of the information we currently provide or the ability of our customers and users to use some or all of our products and services;
•we may experience competition from companies that more effectively cater to our customers by offering more tailored products or platforms at lower costs;
•adverse general economic and market conditions may reduce spending on sales and marketing, which could harm our revenue, results of operations and cash flows;
•a decline in demand for sales and marketing subscription platforms could negatively impact our business;
•if we are unable to improve our technology and keep up with new processes for data collection, organization, and cleansing, competing products and services could surpass ours;
•we may be unable to provide a highly accurate, reliable, and comprehensive platform moving forward, which could cause a reduction in demand for our products and services;
•we rely on third-party systems that we do not control to integrate with our system and we may be unable to continue to support integration;
•we may be unable to adequately fund research and development, which could limit introduction of new features, integrations, and enhancements, which may limit our ability to compete effectively;

•we may be unable to attract new customers and expand existing subscriptions, which could harm our revenue growth and profitability;
•a decrease in participation in our contributory network or increased opt-out rates could lead to a deterioration in the depth, breadth, and accuracy of our platform;
•we may fail to protect and maintain our brand, which could impair our ability to attract and retain customers;
•we may not achieve and maintain effective internal controls over financial reporting, which has impaired and could continue to impair our ability to produce timely and accurate financial statements;
•we may be unable to successfully integrate acquired businesses, services, databases, and technologies into our operations, which could have an adverse effect on our business;
•our substantial indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry, and our ability to meet our obligations under our outstanding indebtedness, and could divert our cash flow from operations for debt payments;
•the parties to our stockholders agreement control us and their interests may conflict with ours or yours in the future;
•we are a “controlled company” within the meaning of the Nasdaq rules and, as a result, we qualify for exemptions from certain corporate governance requirements, as a result of which our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements; and
•other factors described under “Risk Factors” included herein and “Risk Factors” in our Annual Report incorporated by reference herein.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. You should not place undue reliance on our forward-looking statements.
Any forward-looking statement made by us in this prospectus supplement speaks only as of the date of this prospectus supplement. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our Class A common stock in this offering by the selling stockholders. The selling stockholders will bear the underwriting discount attributable to their sale of our Class A common stock, and we will bear the remaining expenses. For more information about the selling stockholders, see “Selling Stockholders.”

DIVIDEND POLICY
We have no current plans to pay dividends on our Class A common stock or Class C common stock. Holders of our Class B common stock do not have any right to receive dividends, or to receive a distribution upon a liquidation, dissolution, or winding up of ZoomInfo Technologies Inc., with respect to their Class B common stock. The declaration, amount, and payment of any future dividends on shares of Class A common stock or Class C common stock is at the sole discretion of our board of directors, and we may reduce or discontinue entirely the payment of such dividends at any time. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.
ZoomInfo Technologies Inc. is a holding company and has no material assets other than its ownership of HoldCo Units. ZoomInfo HoldCo is a holding company and has no material assets other than its ownership of OpCo Units. The limited liability company agreement of ZoomInfo OpCo provides that certain distributions to cover the taxes of the ZoomInfo Tax Group and the other holders of OpCo Units and Class P Units will be made based upon assumed tax rates and other assumptions provided in the limited liability company agreement. See “Transactions with Related Persons—ZoomInfo OpCo Amended and Restated Limited Liability Company Agreement” from our Proxy Statement incorporated by reference herein. The manager of ZoomInfo HoldCo has broad discretion to make distributions out of ZoomInfo HoldCo. In the event ZoomInfo Technologies Inc. declares any cash dividend, we expect that the manager of ZoomInfo HoldCo would cause ZoomInfo HoldCo to cause ZoomInfo OpCo to make distributions to ZoomInfo HoldCo, which in turn will make distributions to ZoomInfo Technologies Inc., in an amount sufficient to cover such cash dividends declared by us. If ZoomInfo OpCo makes such distributions to ZoomInfo HoldCo and ZoomInfo HoldCo makes such distributions to ZoomInfo Technologies Inc., the other holders of OpCo Units, HoldCo Units, and certain Class P Units will also be entitled to receive the respective equivalent pro rata distributions in accordance with the percentages of their respective limited liability company interests.
We anticipate that cash received by ZoomInfo HoldCo may, in certain periods, exceed its liabilities, including tax liabilities, and obligations to make payments under the tax receivable agreements. We expect that ZoomInfo HoldCo will use any such excess cash from time to time to acquire additional newly issued OpCo Units from ZoomInfo OpCo at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock and Class C common stock; to fund repurchases of our Class A common stock; or any combination of the foregoing. Our board of directors, in its sole discretion, will make any determination with respect to the use of any such excess cash. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions, or adjustments of outstanding OpCo Units, or declare a stock dividend on our Class A common stock and Class C common stock of an aggregate number of additional newly issued shares that corresponds to the number of additional OpCo Units that ZoomInfo HoldCo is acquiring, to maintain one-to-one parity between OpCo Units and shares of Class A common stock, Class B common stock, and Class C common stock. See “Risk Factors—Risks Related to Our Organizational Structure—ZoomInfo Technologies Inc. is a holding company, its only material asset is its interest in ZoomInfo HoldCo, which is a holding company whose only material asset is its interest in ZoomInfo OpCo, and ZoomInfo Technologies Inc. is accordingly dependent upon distributions from ZoomInfo OpCo through ZoomInfo HoldCo to pay taxes, make payments under the tax receivable agreements, and pay dividends.” from our Annual Report incorporated by reference herein.
The agreement governing our secured credit facilities contains a number of covenants that restrict, subject to certain exceptions, certain of our subsidiaries’ ability to pay dividends to us. See Note 8 to our audited consolidated financial statements in our Annual Report incorporated by reference herein.
Any financing arrangements that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, ZoomInfo OpCo is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of ZoomInfo OpCo (with certain exceptions) exceed the fair value of its assets. Subsidiaries of ZoomInfo OpCo are generally subject to similar legal limitations on their ability to make distributions to ZoomInfo OpCo.

Since its formation in November 2019, ZoomInfo Technologies Inc. has not paid any dividends to holders of its outstanding common stock. In 2018, 2019, 2020 and during the six months ended June 30, 2021, ZoomInfo OpCo made cash distributions to equity partners in an aggregate amount of $93.4 million, $16.5 million, $9.9 million, and $15.3 million, respectively.

SELLING STOCKHOLDERS
The following tables set forth information regarding the beneficial ownership of shares of our Class A common stock, our Class B common stock, and our Class C common stock by the selling stockholders as of July 23, 2021, the number of shares of our Class A common stock offered hereby by the selling stockholders and information with respect to shares to be beneficially owned by the selling stockholders as of July 23, 2021 after giving effect to the completion of this offering (but not giving effect any exchange of shares of Class B common stock for, or conversion of shares of Class C common stock into, shares of Class A common stock and sales of shares of Class A common stock, in each case after July 23, 2021).
The percentage of beneficial ownership of shares of our Class A common stock, our Class B common stock, and our Class C common stock before and after giving effect to this offering set forth below is based on 122,990,566 shares of Class A common stock outstanding, 190,396,902 shares of Class B common stock outstanding, and 77,338,315 shares of Class C common stock outstanding as of July 23, 2021. As of July 23, 2021, we had six holders of record of our Class A common stock. The actual number of stockholders of Class A common stock is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. As of July 23, 2021, we had 447 holders of record of our Class B common stock and seven holders of record of our Class C common stock.
The Pre-IPO OpCo Unitholders and Pre-IPO HoldCo Unitholders hold all of the issued and outstanding shares of our Class B common stock. The shares of Class B common stock have no economic rights, but each share entitles the holder to ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally.
The Pre-IPO Blocker Holders hold all of the issued and outstanding shares of our Class C common stock. The shares of Class C common stock have the same economic rights as shares of Class A common stock, but each share entitles the holder to ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion of our Class C common stock into shares of Class A common stock) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally.
The voting power afforded to the Pre-IPO OpCo Unitholders and Pre-IPO HoldCo Unitholders, as applicable, by their shares of Class B common stock will be automatically and correspondingly reduced as they exchange shares of Class B common stock, together with a corresponding number of OpCo Units or HoldCo Units, as applicable, for shares of Class A common stock of ZoomInfo Technologies Inc., and the voting power afforded to Pre-IPO Blocker Holders will be automatically and correspondingly reduced as they transfer shares of Class C common stock, which, except in certain circumstances, will automatically convert into shares of Class A common stock. See “Transactions with Related Persons—ZoomInfo OpCo Amended and Restated Limited Liability Company Agreement,” “Transactions with Related Persons—ZoomInfo HoldCo Amended and Restated Limited Liability Company Agreement” from our Proxy Statement incorporated by reference herein and “Description of Capital Stock” included in the accompanying prospectus.

	Class A Common Stock Beneficially Owned(1)(3)				Class A Common Stock to be Sold in this Offering	Class B Common Stock Beneficially Owned(1)(2)				Class C Common Stock Beneficially Owned(3)				Combined Voting Power(4)
	Prior to this Offering		After this Offering			Prior to this Offering		After this Offering		Prior to this Offering		After this Offering		% Prior to this Offering	% After this Offering
Name of Beneficial Owner	Number	%	Number	%	Number	Number	%	Number	%	Number	%	Number	%
TA Associates(5)(10)	—	—	—	—	9,625,934	66,783,212	35.1%	59,748,080	34.1%	24,549,493	31.7%	21,958,691	33.5%	32.6%	31.9%
Investment Funds affiliated with Carlyle(6)(10)	—	—	—	—	9,236,692	37,493,725	19.7%	37,493,725	21.4%	50,145,784	64.8%	40,909,092	62.4%	31.3%	30.6%
22C Capital(7)(10)	997,509	*	997,509	*	1,669,479	12,199,786	6.4%	10,531,532	6.0%	2,643,038	3.4%	2,641,813	4.0%	5.3%	5.2%
DO Holdings (WA), LLC(8)(10)	—	—	—	—	5,920,821	56,177,878	29.5%	50,257,057	28.7%	—	—	—	—	20.1%	19.6%
D. Randall Winn(9)	997,509	*	997,509	*	2,216,553	17,390,534	9.1%	15,175,206	8.7%	2,643,038	3.4%	2,641,813	4.0%	7.2%	7.0%

________________
*Represents less than 1%.
(1)Subject to the terms of the amended and restated limited liability company agreement of each of ZoomInfo OpCo and ZoomInfo HoldCo, the OpCo Units and HoldCo Units, each paired with equal number of shares of Class B common stock, are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Organizational Structure,” “Transactions with Related Persons—ZoomInfo OpCo Amended and Restated Limited Liability Company Agreement” from our Proxy Statement incorporated by reference herein and “Transactions with Related Persons—ZoomInfo HoldCo Amended and Restated Limited Liability Company Agreement” from our Proxy Statement incorporated by reference herein. Beneficial ownership of shares of Class B common stock reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such shares, paired with equal number of OpCo Units or HoldCo Units, as applicable, may be exchanged.
(2)Represents OpCo Units which are paired with an equal number of shares of Class B common stock, except as noted in footnote (7) below.
(3)Pursuant to our amended and restated certificate of incorporation, at the option of the holder, a share of Class C common stock may be converted into one share of Class A common stock. In addition, each share of Class C common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain affiliate transfers described in our amended and restated certificate of incorporation among the Sponsors, the Founders, and their respective affiliates as of the date of the consummation of the IPO. Each share of Class C common stock will also automatically convert into one share of Class A common stock if, on the record date for any meeting of the stockholders, the aggregate number of outstanding shares of our Class B common stock and Class C common stock is less than 5% of the aggregate number of our outstanding shares of common stock. Once converted into Class A common stock, Class C common stock will not be reissued. See “Description of Capital Stock—Common Stock—Class C Common Stock.” Beneficial ownership of shares of Class C common stock reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such shares may be converted.
(4)Represents percentage of voting power of the Class A common stock, Class B common stock, and Class C common stock of ZoomInfo Technologies Inc. voting together as a single class. See “Description of Capital Stock—Common Stock.”
(5)Amounts beneficially owned reflect (i) 43,812,481 OpCo Units (and associated shares of Class B common stock) held by TA XI DO AIV, L.P., (ii) 1,131,033 OpCo Units (and associated shares of Class B common stock) held by TA SDF III DO AIV, L.P., (iii) 7,566,373 OpCo Units (and associated shares of Class B common stock) held by TA Atlantic and Pacific VII-A, L.P., (iv) 1,627,174 OpCo Units (and associated shares of Class B common stock) held by TA Investors IV, L.P., (v) 2,927,439 OpCo Units (and associated shares of Class B common stock) held by TA XI DO AIV II, L.P., (vi) 55,212 OpCo Units (and associated shares of Class B common stock) held by TA SDF III DO AIV II, L.P., (vii) 2,628,368 OpCo Units (and associated shares of Class B common stock) held by TA AP VII-B DO Subsidiary Partnership, L.P., (viii) 11,460,417 shares of Class C common stock held by TA XI DO Feeder, L.P., (ix) 216,323 shares of Class C common stock held by TA SDF III DO Feeder, L.P., and (x) 10,281,951 shares of Class C common stock held by TA Atlantic and Pacific VII-B, L.P. (collectively, the “TA Associates Funds”) in each case, following this offering. TA Associates, L.P. is the ultimate general partner of each of such entity. Investment and voting control of the TA Associates Funds is held by TA Associates, L.P. No stockholder, director, or officer of TA Associates, L.P. has voting or investment power with respect to our shares of common stock held by the TA Associates Funds. Voting and investment power with respect to such shares is vested in a five-person investment committee consisting of the following employees of TA Associates, L.P.: Todd R. Crockett, Jason P. Werlin, Jason S. Mironov, Kurt R. Jaggers, and Jeffrey T. Chambers. The address of each TA Associates Fund is 200 Clarendon Street, 56th floor, Boston, Massachusetts 02116.
(6)Carlyle Partners VI Evergreen Holdings, L.P. (“Carlyle Evergreen”) is the record holder of 37,493,725 OpCo Units (and associated shares of Class B common stock) following this offering. CP VI Evergreen Holdings, L.P. (“CP VI Evergreen”) is the record holder of 37,702,342 shares of Class C common stock following this offering. Carlyle Partners VI Dash Holdings, L.P. (together with Carlyle Evergreen and CP VI Evergreen, the “Carlyle Investors”) is the record holder of 3,206,750 shares of Class C common stock following this offering.
Carlyle Group Management L.L.C. holds an irrevocable proxy to vote a majority of the shares of The Carlyle Group Inc., which is a publicly traded entity listed on the Nasdaq. The Carlyle Group Inc. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities held of record by Carlyle Evergreen and CP VI Evergreen, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group VI S1, L.L.C., which is the general partner of TC Group VI S1, L.P., which is the general partner of Carlyle Evergreen and CP VI Evergreen.
The Carlyle Group Inc. is also the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities held of record by Carlyle Partners VI Dash Holdings, L.P., is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VI, L.L.C., which is the general partner of TC Group VI, L.P., which is the general partner of Carlyle Partners VI Dash Holdings, L.P.
Voting and investment determinations with respect to the securities held by Carlyle Evergreen and CP VI Evergreen are made by an investment committee of TC Group VI S1, L.P., and voting and investment determinations with respect to the securities held by Carlyle Partners VI Dash Holdings, L.P. are made by an investment committee of TC Group VI, L.P., each of which is comprised of Allan Holt, William Conway, Jr., Daniel D’Aniello, David Rubenstein, Peter Clare, Kewsong Lee, Norma Kuntz, Sandra Horbach, and Marco De Benedetti, as a non-voting observer. Accordingly, each of the entities and individuals named in this footnote may be deemed to share beneficial ownership of the securities held of record by the Carlyle Investors. Each of them disclaims beneficial ownership of such securities.
The address of each of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001. The address of each of the other entities named in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, District of Columbia 20004-2505.
(7)Amounts beneficially owned reflect (i) 2,308,179 shares of Class C common stock and 8,920,127 OpCo Units (and associated shares of Class B common stock) held directly following this offering by 22C Magellan Holdings LLC, whose two principal members are 22C DiscoverOrg Investors, LLC and 22C Capital I, L.P., (ii) 333,634 shares of Class C common stock and 34,649 HoldCo Units (and associated shares of Class B common stock) held directly by 22C Capital I-A, L.P. and (iii) 997,509 shares of Class A common stock and 1,576,756 OpCo Units (and associated shares of Class B Common stock) held by 22C DiscoverOrg MM, LLC. 22C DiscoverOrg MM, LLC is the managing member of 22C DiscoverOrg Investors, LLC. 22C DiscoverOrg Advisors, LLC is the managing member of 22C DiscoverOrg MM, LLC. 22C Capital GP I, L.L.C. is the general partner of 22C Capital I, L.P. and of 22C Capital I-A, L.P. 22C Capital GP I MM LLC is the managing member of 22C Capital GP I, L.L.C. Eric Edell and D. Randall Winn are co-managing members of 22C DiscoverOrg Advisors, LLC and co-members of 22C Capital GP I MM LLC and, in such capacities, may be deemed to indirectly control each of 22C Magellan Holdings LLC, 22C DiscoverOrg MM, LLC and 22C Capital I-A, L.P. However, Mr. Winn has authorized Mr. Edell to exercise voting and investment decisions with respect to the shares of Class C common stock and OpCo Units (and associated shares of Class B common stock) held directly by 22C Magellan Holdings LLC, the shares of Class C common stock and HoldCo Units (and associated shares of Class B common stock) held directly by 22C Capital I-A, L.P. and the shares of Class A common stock and OpCo Units (and associated shares of Class B common stock) held directly by 22C DiscoverOrg MM, LLC. In addition, following this offering, as disclosed in footnote (9) below, D. Randall Winn exercises voting and investment power over OpCo Units (and associated shares of Class B common stock) held directly by Mr. Winn in his individual capacity, and Mr. Winn may be deemed to control, and Mr. Edell may be deemed to exercise voting and investment power over, OpCo Units (and associated shares of Class B common stock) held directly by FiveW DiscoverOrg LLC. The address of 22C Magellan Holdings LLC, 22C Capital I-A, L.P. and 22C DiscoverOrg MM, LLC is 445 Park Avenue, 13th Floor, New York, New York 10022. The address of Eric Edell and D. Randall Winn is 7900 Glades Road, Suite 540, Boca Raton, Florida 33434.
(8)Amounts beneficially owned reflect OpCo Units (and associated shares of Class B common stock) held directly by DO Holdings (WA), LLC following this offering. DO Holdings (WA), LLC is owned by Henry Schuck and Kirk Brown. Messrs. Schuck and Brown may be deemed to share voting and dispositive power over the securities held by DO Holdings (WA), LLC. The principal business address of DO Holdings (WA), LLC is c/o 805 Broadway Street, Suite 900 Vancouver, Washington 98660.
(9)Amounts beneficially owned reflect: (i) 2,641,813 shares of Class C common stock, 997,509 shares of Class A common stock and 10,496,883 OpCo Units (and associated shares of Class B common stock), and 34,649 HoldCo Units (and associated shares of Class B common stock) beneficially owned by 22C Capital, as disclosed in footnote (7) above; (ii) 1,125,519 OpCo Units (and associated shares of Class B common stock) directly held by Mr. Winn in his individual capacity; and (iii) 3,518,155 OpCo Units (and associated shares of Class B common stock) held directly by FiveW DiscoverOrg LLC, whose managing member is FiveW Capital LLC. Mr. Winn is the managing member of FiveW Capital LLC and, in such capacity, may be deemed to indirectly control FiveW DiscoverOrg, LLC. However, Mr. Winn has authorized Mr. Edell to exercise voting and investment decisions with respect to the shares directly held by FiveW DiscoverOrg, LLC. The address of each of Mr. Edell and Mr. Winn is 7900 Glades Road, Suite 540, Boca Raton, Florida 33434.
(10)On June 3, 2020, 22C Capital granted an irrevocable proxy in favor of Carlyle, TA Associates, DO Holdings (WA), LLC, HSKB Funds, LLC, and HSKB Funds II, LLC (each a “Proxyholder”) pursuant to which the shares held of record by 22C Capital will be voted in favor of the election or removal, as applicable, of any member of our board of directors who is properly designated for election to or removal from our board of directors by any Proxyholder pursuant to and in accordance with the stockholders agreement. By virtue of the irrevocable proxy, the Proxyholders may be deemed to have shared voting power over the shares held of record by 22C Capital.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership, and disposition of our Class A common stock as of the date hereof. Except where noted, this summary deals only with Class A common stock purchased in this offering that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•an individual citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings, and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local, or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities, “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisors.
If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our Class A common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Class A Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to United States federal income tax unless:
•the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Federal Estate Tax
Class A common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

UNDERWRITING
Morgan Stanley & Co. LLC is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, 27,000,000 shares of Class A common stock.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders.

	Per Share	Total
Public offering price	$	$
Underwriting discount to be paid by the selling stockholders	$	$
Proceeds, before expenses, to the selling stockholders	$	$
Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $ per share from the offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. Sales of shares made outside the United States may be made by affiliates of the underwriter.
The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $     . The selling stockholders will bear the underwriting discount attributable to their sale of shares of our Class A common stock and we will bear the remaining expenses. We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, Inc. up to $        .
Our Class A common stock is listed on the Nasdaq under the trading symbol “ZI.”
We, certain of our executive officers, our directors, the holders of all of our Class C common stock, the holders of substantially all of our outstanding OpCo Units, and certain holders of our HoldCo Units have agreed that, without the prior written consent of the underwriter, we and they will not, during the period ending 30 days after the date of this prospectus (the “restricted period”):
•offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for shares of our Class A common stock, including our Class B and Class C common stock (the “securities”), whether any such transaction is to be settled by delivery of such securities, in cash or otherwise;

•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or
•in our case, publicly file any registration statement with the SEC relating to the offering of any such securities;
or, in each case, publicly disclose the intention to undertake any of the foregoing. In addition, each such officer, director, stockholder, or unitholder has agreed that such person will not, without the prior written consent of the underwriter, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any such securities.
The restrictions described in the immediately preceding paragraph are subject to certain exceptions, including customary exceptions related to open-market transactions in our Class A common stock, issuances or transfers in connection with incentive plans, establishment of, and transactions pursuant to, Rule 10b5-1 plans, exchanges of OpCo Units and HoldCo Units and corresponding number of shares of Class B common stock for shares of Class A common stock, and conversions of shares of Class C common stock into shares of Class A common stock.
The underwriter, in its sole discretion, may release us or the securities of our officers, directors, stockholders, and unitholders subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the Class A common stock, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of the Class A common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. Stabilizing transactions consist of various bids for or purchases of shares of Class A common stock made by the underwriter in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq in the over-the-counter market or otherwise.
None of us, the selling stockholders or the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our respective affiliates, for which it received or will receive customary fees, commissions, and expenses. Specifically, an affiliate of Morgan Stanley & Co. LLC acts as administrative agent and collateral agent under our secured credit facilities.
In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us, the underwriter, or the selling stockholders that would permit a public offering of the shares of Class A common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The shares of Class A common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Canada
The shares of our Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each an “EEA State”), no offer to the public of any shares of our Class A common stock may be made in that Member State, except that an offer to the public in that EEA State of any shares of our Class A common stock may be made at any time under the following exemptions under the EU Prospectus Directive:
(a)to any legal entity which is a qualified investor as defined in the EU Prospectus Directive;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), as permitted under the EU Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of shares of our Class A common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the EU Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the EU Prospectus Directive.
For the purposes of this provision: (i) the expression an “offer to the public” in relation to any shares of our Class A common stock in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase any shares of our Class A common stock; and (ii) the expression “EU Prospectus Directive” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
In relation to the United Kingdom, no shares of our Class A common stock have been offered or will be offered pursuant to an offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our Class A common stock which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any shares of our Class A common stock at any time under the following exemptions under the UK Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation;
provided that no such offer of the shares of our Class A common stock shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
In the United Kingdom, the offering to the public is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our Class A common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering to the public and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Class A common stock, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.
Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in our shares of Class A common stock. The shares of Class A common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of Class A common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares of Class A common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the shares of Class A common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Dubai International Financial Centre
This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Class A common stock to which this prospectus relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the Class A common stock offered should conduct their own due diligence on the Class A common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Hong Kong
Shares of our Class A common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation, or document relating to shares of our Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our Class A common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our Class A common stock may not be circulated or distributed, nor may the shares of our Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our Class A common stock pursuant to an offer made under Section 275 of the SFA except:
(1)to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)where no consideration is or will be given for the transfer;
(3)where the transfer is by operation of law;
(4)as specified in Section 276(7) of the SFA; or
(5)as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore SFA Product Classification - In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of our Class A common stock, we have determined, and hereby notify, all relevant persons (as defined in Section 309A(1) of the SFA), that shares of our Class A common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Class A common stock.
Accordingly, the shares of Class A common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred en bloc without subdivision to a single investor.

Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of Class A common stock may only be made to persons (“Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A common stock must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate for their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
The validity of the shares of Class A common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of ZoomInfo Technologies Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in the method of accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our Class A common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement, or other document are not necessarily complete and in each instance we refer you to the copy or form of such contract, agreement, or document filed as an exhibit to the registration statement. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.
We maintain an internet site at http://www.zoominfo.com. The information on, or accessible from, our website is not part of this prospectus supplement by reference or otherwise.
We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC at http://www.sec.gov. You may inspect copies of these materials without charge at the SEC’s website. We intend to make available to our Class A common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of shares by means of this prospectus supplement and the accompanying prospectus will also be incorporated by reference into this prospectus and deemed to be part of this prospectus, from their respective filing dates (in each case, other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, filed on May 3, 2021, and June 30, 2021, filed on August 2, 2021;
•those portions of our definitive proxy statement on Schedule 14A filed on March 16, 2021, in connection with our 2021 annual meeting of stockholders that are incorporated by reference into our Annual Report Form 10-K for the fiscal year ended December 31, 2020;

•our Current Reports on Form 8-K filed on January 25, 2021, February 2, 2021, February 22, 2021 and April 28, 2021, June 10, 2021, June 30, 2021, July 13, 2021, July 15, 2021 and July 20, 2021;
•the description of our common stock contained in our Registration Statement on Form 8-A filed on June 3, 2020, including all amendments and reports filed for the purpose of updating such description.
Any statement contained in a document incorporated by reference in this prospectus supplement or in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus or the accompanying prospectus. You should direct requests for those documents to ZoomInfo Technologies Inc., 805 Broadway Street, Suite 900, Vancouver, Washington 98660; Attention: Corporate Secretary (telephone: (800) 914-1220).
Exhibits to any documents incorporated by reference in this prospectus supplement or the accompanying prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

ZoomInfo Technologies Inc.
Class A Common Stock

Certain selling stockholders may offer and sell from time to time shares of our Class A common stock.
The selling stockholders will determine when and how they sell shares of our Class A common stock offered hereby, which may be sold on a continuous or delayed basis directly, to or through agents, dealers, brokers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the sole right to accept, and they and any agents, dealers, brokers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of shares of our Class A common stock. If any agents, dealers, brokers or underwriters are involved in the sale of any shares of our Class A common stock, the applicable prospectus will set forth any applicable commissions or discounts payable to them. We are not selling any shares of our Class A common stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholders.
Each time that any selling stockholders sell shares of our Class A common stock using this prospectus, we or such selling stockholders will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our Class A common stock being offered, including the names of the selling stockholders and the prices at which the shares of our Class A common stock are sold. The prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. This prospectus may not be used to sell shares of our Class A common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.
You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our Class A common stock.
Our Class A common stock is listed and traded on the Nasdaq Global Select Market (the “Nasdaq”) under the trading symbol “ZI.”
We have three classes of common stock: Class A common stock, Class B common stock, and Class C common stock. Holders of shares of our Class A common stock are entitled to one vote for each share of Class A common stock held of record on all matters on which stockholders are entitled to vote generally. Holders of shares of our Class B common stock are entitled to ten votes for each share of Class B common stock held of record (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally. Holders of shares of our Class C common stock are entitled to ten votes for each share of Class C common stock held of record (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion into shares of Class A common stock) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally. See “Description of Capital Stock.” ZoomInfo Technologies Inc. is a holding company whose sole material asset is a controlling equity interest in ZoomInfo HoldCo (as defined herein), which is a holding company whose sole material asset is a controlling equity interest in ZoomInfo OpCo (as defined herein). The number of outstanding OpCo Units (as defined herein) of ZoomInfo OpCo equals the aggregate number of outstanding shares of Class A common stock, Class B common stock, and Class C common stock.
Investing in shares of our Class A common stock involves risks. See “Risk Factors” beginning on page 4.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2021.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, certain selling stockholders may, from time to time, offer and/or sell shares of Class A common stock described in this prospectus in one or more offerings or resales. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain certain specific information about the terms of a particular offering by one or more of the selling stockholders. This prospectus provides you with a general description of the shares of our Class A common stock that such selling stockholders may offer. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our Class A common stock being offered, including the prices at which the shares of our Class A common stock are sold. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR CLASS A COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated or deemed incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. This prospectus is an offer to sell only the shares offered hereby from time to time, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by us or on our behalf. The information in this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus, as applicable, or any sale of shares of our Class A common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.
For Investors Outside the United States: The selling stockholders are offering to sell from time to time shares of our Class A common stock only in jurisdictions where offers and sales are permitted. Neither we nor the selling stockholders have done anything that would permit the offering from time to time or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our Class A common stock from time to time and the distribution of this prospectus outside the United States.

About this Prospectus
Financial Statement Presentation
This prospectus and the documents incorporated by reference herein include certain historical combined and consolidated financial and other data for ZoomInfo OpCo. ZoomInfo Technologies Inc. is a holding company, and its sole material asset is a controlling equity interest in ZoomInfo HoldCo, which is a holding company whose sole material asset is a controlling equity interest in ZoomInfo OpCo. ZoomInfo Technologies Inc. operates and controls all of the business and affairs of ZoomInfo OpCo through ZoomInfo HoldCo and, through ZoomInfo OpCo and its subsidiaries, conducts our business. ZoomInfo OpCo is the predecessor of ZoomInfo Technologies Inc. for financial reporting purposes following the completion of our initial public offering of our Class A common stock (the “IPO”) on June 8, 2020, in which we issued and sold 51,175,000 shares of our Class A common stock at an initial public price of $21.00 per share. As a result, the consolidated financial statements of ZoomInfo Technologies Inc. recognized the assets and liabilities received in the reorganization at their historical carrying amounts, as reflected in the historical financial statements of ZoomInfo OpCo. ZoomInfo Technologies Inc. consolidates ZoomInfo OpCo through ZoomInfo HoldCo on its consolidated financial statements and records a non-controlling interest related to the OpCo Units and HoldCo Units held by our pre-IPO owners (as defined below) on its consolidated balance sheet and statement of operations.
On February 1, 2019, we acquired, through a newly formed wholly owned subsidiary, Zebra Acquisition Corporation, 100% of the stock of Zoom Information, Inc. (“Pre-Acquisition ZI”). Pre-Acquisition ZI was a leading provider of company and contact information to sales and marketing professionals. The Zoom Information Acquisition (as defined below) qualifies as a business combination and was accounted for as such. We included the financial results of Pre-Acquisition ZI in the consolidated financial statements of ZoomInfo OpCo from the date of the Zoom Information Acquisition. Accordingly, the financial statements for the periods prior to the Zoom Information Acquisition may not be comparable to those for the periods after the Zoom Information Acquisition.
Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.
Certain Definitions
As used in this prospectus, unless otherwise noted or the context requires otherwise:
•“22C Capital” refers to investment funds associated with 22C Capital LLC and its predecessor.
•“Annual Report” refers to our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021.
•“Blocker Companies” refers to certain of our Pre-IPO OpCo Unitholders that are taxable as corporations for U.S. federal income tax purposes.
•“Carlyle” refers to investment funds associated with The Carlyle Group.
•“Class P Units” refers to Class P Units (including, without limitation, any indirectly held Class P Units) of ZoomInfo OpCo. The Class P Units are “profits interests” having economic characteristics similar to stock options and have the right to share in any equity value of ZoomInfo OpCo above specified participation thresholds which are referred to as “strike prices” in this prospectus.
•“Continuing Class P Unitholders” refers to certain pre-IPO owners who held Class P Units prior to, and continue to hold Class P Units following, the consummation of the Reorganization Transactions and the IPO Transactions (each, as defined herein).
•“customers” refers to companies that have contracted with us to use our services and, at the time of measurement, maintain one or more active paid subscriptions to our platform. Paid subscriptions will generally include access for a number of employees or other affiliated persons of the customer.
i

•“Employee Units” refers to the portion of HoldCo Units into which certain existing Class P Units (including, without limitation, certain indirectly held Class P Units) were converted in the Reorganization Transactions.
•“Founders” refers to Henry Schuck, our Chief Executive Officer, and Kirk Brown.
•“HoldCo Units” refers to the class of units of ZoomInfo HoldCo created by the Reclassification. Each OpCo Unit and HoldCo Unit has equivalent value and exchange rights for Class A common stock, subject to applicable vesting.
•“HSKB” refers to HSKB Funds, LLC, a privately held limited liability company formed on February 9, 2016 for the purpose of issuing equity to certain persons who had performed and would continue to perform services for ZoomInfo OpCo.
•“LTIP Units” refers to a class of partnership units that are intended to qualify as “profit interests” in ZoomInfo OpCo for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into OpCo Units. LTIP Units initially will not have full parity, on a per unit basis, with OpCo Units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OpCo Units, at which time vested LTIP Units may be converted into OpCo Units on a one-for-one basis.
•“OpCo Units” refers to the class of units of ZoomInfo OpCo created by the Reclassification, and does not include Class P Units. Each OpCo Unit and HoldCo Unit has equivalent value and exchange rights for Class A common stock, subject to applicable vesting.
•“Pre-IPO Blocker Holders” refers to the pre-IPO owners that held their interests in us through the Blocker Companies immediately prior to the consummation of the IPO.
•“Pre-IPO HoldCo Unitholders” refers to the pre-IPO owners that held HoldCo Units immediately prior to the consummation of the IPO.
•“Pre-IPO OpCo Unitholders” refers to the pre-IPO owners that held OpCo Units immediately prior to the consummation of the IPO.
•“pre-IPO owners” refers, collectively, to the Sponsors, the Founders, and the management and other equity holders who were the direct or indirect owners of ZoomInfo OpCo immediately prior to the Transactions (as defined herein).
•“Proxy Statement” refers to our definitive proxy statement on Schedule 14A in connection with our 2021 annual meeting of stockholders filed on March 16, 2021.
•“Quarterly Report” refers to our quarterly report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 3, 2021.
•“Series A Preferred Units” refers to the Series A preferred units of ZoomInfo OpCo outstanding immediately prior to the consummation of the IPO and the use of proceeds therefrom.
•“Sponsors” refers, collectively, to TA Associates, Carlyle, and 22C Capital.
•“TA Associates” refers to investment funds associated with TA Associates.
•“ZoomInfo,” the “Company,” “we,” “us,” and “our” refer, (1) prior to the consummation of the Reorganization Transactions and the IPO Transactions, to ZoomInfo OpCo and its consolidated subsidiaries and, (2) after the consummation of the Reorganization Transactions and the IPO Transactions, to ZoomInfo Technologies Inc. and its consolidated subsidiaries.
•“ZoomInfo HoldCo” refers to ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company, and a direct subsidiary of ZoomInfo Technologies Inc. following the Reorganization Transactions.
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•“ZoomInfo OpCo” refers to ZoomInfo Holdings LLC (formerly known as DiscoverOrg Holdings, LLC), a Delaware limited liability company, and a direct subsidiary of ZoomInfo HoldCo and indirect subsidiary of ZoomInfo Technologies Inc. following the Reorganization Transactions.
iii

ZOOMINFO
Overview
Our mission is to unlock actionable business information and insights to make organizations more successful.
ZoomInfo is a leading go-to-market intelligence platform for sales and marketing teams. Our cloud-based go-to-market data and insights platform delivers comprehensive and high-quality intelligence and analytics to provide sales and marketing professionals accurate information and insights on the organizations and professionals they target enabling our customers to shorten sales cycles and increase win rates by enabling sellers and marketers to deliver the right message, to the right person, at the right time.
ZoomInfo, formerly known as DiscoverOrg, was co-founded in 2007 by our CEO, Henry Schuck. DiscoverOrg achieved significant organic growth since its founding and acquired Zoom Information, Inc. (“Pre-Acquisition ZI”) in February 2019 to further expand the breadth of our go-to-market intelligence, industry coverage, and addressable market opportunity. The combined business was incorporated as ZoomInfo Technologies Inc. in November 2019 for the purposes of facilitating the IPO. On June 8, 2020, ZoomInfo completed the IPO.
ZoomInfo Technologies Inc. was incorporated in Delaware on November 14, 2019. Our principal executive office is located at 805 Broadway Street, Suite 900, Vancouver, Washington 98660, and our telephone number is (800) 914-1220. We maintain a website at www.zoominfo.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.
Organizational Structure
ZoomInfo Technologies Inc. is a holding company, and its sole material asset is a controlling equity interest in ZoomInfo HoldCo, which is a holding company whose sole material asset is a controlling equity interest in ZoomInfo OpCo. ZoomInfo Technologies Inc. operates and controls all of the business and affairs, and consolidates the financial results, of ZoomInfo OpCo through ZoomInfo HoldCo and, through ZoomInfo OpCo and its subsidiaries, conducts our business. Prior to the completion of the IPO:
•ZoomInfo OpCo effected a four-for-one reverse unit split;
•ZoomInfo Technologies Inc. formed a new merger subsidiary with respect to each of the Blocker Companies through which certain of our Pre-IPO Blocker Holders held their interests in ZoomInfo OpCo, each merger subsidiary merged with and into the respective Blocker Companies in reverse-subsidiary mergers, and the surviving entities merged with and into ZoomInfo Technologies Inc. (such mergers, the “Blocker Mergers”), which Blocker Mergers resulted in the Pre-IPO Blocker Holders receiving a combination of (i) shares of Class C common stock of ZoomInfo Technologies Inc. and (ii) a cash amount in respect of reductions in such Pre-IPO Blocker Holders’ equity interests, based on the initial public offering price of the Class A common stock in the IPO;
•certain pre-IPO owners acquired interests in ZoomInfo HoldCo as a result of the merger of an entity that held OpCo Units on behalf of such pre-IPO owners into ZoomInfo HoldCo (the “ZoomInfo HoldCo Contributions”) and the redemption of some OpCo Units pursuant to which the holders of such OpCo Units received HoldCo Units; and
•the limited liability company agreements of each of ZoomInfo OpCo and ZoomInfo HoldCo were amended and restated to, among other things, modify their capital structure by reclassifying the interests held by the Pre-IPO OpCo Unitholders, the Continuing Class P Unitholders, and the Pre-IPO HoldCo Unitholders, resulting in OpCo Units of ZoomInfo OpCo, Class P Units of ZoomInfo OpCo, and HoldCo Units of ZoomInfo HoldCo, respectively (such reclassification, the “Reclassification”).

We refer to the Reclassification, together with the Blocker Mergers and the ZoomInfo HoldCo Contributions, as the “Reorganization Transactions.” We refer to certain transactions effected in connection with the IPO as the “IPO Transactions.”
Our organizational structure is commonly referred to as an umbrella partnership-C-corporation (“UP-C”) structure. This organizational structure allows our Pre-IPO OpCo Unitholders to retain their equity ownership in ZoomInfo OpCo, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of OpCo Units. Investors in the offering from time to time of the shares of Class A common stock registered hereby will, by contrast, hold their equity ownership in ZoomInfo Technologies Inc., a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes, in the form of shares of Class A common stock. Pre-IPO Blocker Holders hold their equity ownership in ZoomInfo Technologies Inc. in the form of shares of Class C common stock. Pre-IPO HoldCo Unitholders hold their equity ownership in ZoomInfo HoldCo, an entity classified as a corporation for U.S. federal income tax purposes, in the form of HoldCo Units. We believe that our Pre-IPO OpCo Unitholders generally find it advantageous to continue to hold their equity interests in an entity that is not taxable as a corporation for U.S. federal income tax purposes. One of these benefits is that future taxable income of ZoomInfo OpCo that is allocated to our Pre-IPO OpCo Unitholders will be taxed on a flow-through basis and therefore will not be subject to corporate taxes at the entity level. Additionally, because our Pre-IPO OpCo Unitholders and Pre-IPO HoldCo Unitholders may exchange their OpCo Units or HoldCo Units, respectively, for shares of our Class A common stock, our UP-C structure provides our Pre-IPO OpCo Unitholders and Pre-IPO HoldCo Unitholders with potential liquidity that holders of non-publicly traded limited liability companies are not typically afforded. We do not believe that our UP-C structure gives rise to any significant business or strategic benefit or detriment to us.

The simplified diagram below depicts our organizational structure as of July 23, 2021.
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(1)Each share of Class B common stock provides the holder with ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally. As of July 23, 2021, the Pre-IPO OpCo Unitholders and the Pre-IPO HoldCo Unitholders held 187,087,609 and 3,309,293 shares of our Class B common stock, respectively, collectively representing 100% of our outstanding Class B common stock, and collectively held 68.0% of the voting power in ZoomInfo Technologies Inc. As of July 23, 2021, the holders of our Class B and Class C common stock collectively held 95.6% of the voting power in ZoomInfo Technologies Inc. For additional information, see “Description of Capital Stock—Common Stock—Class B Common Stock.”
(2)Each share of Class C common stock provides the holder with ten votes (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion of our Class C common stock into shares of Class A common stock) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally. As of July 23, 2021, the Pre-IPO Blocker Holders held 77,338,315 shares of our Class C common stock, representing 100% of our Class C common stock, and would have collectively held 27.6% of the voting power in ZoomInfo Technologies Inc. As of July 23, 2021, the holders of our Class B and Class C common stock collectively held 95.6% of the voting power in ZoomInfo Technologies Inc. For additional information, see “Description of Capital Stock—Common Stock—Class C Common Stock.”
(3)Assuming such Class P Units are fully vested, as of July 23, 2021, 12,845,551 shares of Class A common stock (based on the closing price of our Class A common stock of $53.84 per share as reported on Nasdaq on July 23, 2021) would be issuable upon the exchange of 14,313,813 Class P Units that are held by the Continuing Class P Unitholders. For additional information, see “Transactions with Related Persons—ZoomInfo OpCo Amended and Restated Limited Liability Company Agreement” from our Proxy Statement incorporated by reference herein.
(4)ZoomInfo LLC (formerly known as DiscoverOrg, LLC) serves as the borrower under our first lien revolving credit facility and our first lien term loan facility, as amended (together, the “first lien credit facilities” or the “secured credit facilities”). See “Description of Certain Indebtedness.”
The following table presents the outstanding common stock, OpCo Units, and HoldCo Units, as of July 23, 2021, excluding the conversion of 14,313,813 Class P Units held by the Continuing Class P Unitholders, which are convertible for 12,845,551 shares of Class A common stock (based on the closing price of our Class A common stock of $53.84 per share as reported on Nasdaq on July 23, 2021) upon vesting:

	Common Stock				Units
	Class A Common Stock	Class B Common Stock	Class C Common Stock	Total	HoldCo Units	OpCo Units
Public Stockholders	122,990,566			122,990,566
Pre-IPO OpCo Unitholders	997,509	187,087,609		188,085,118		187,087,609
Pre-IPO HoldCo Unitholders		3,309,293		3,309,293	3,309,293
Pre-IPO Blocker Holders			77,338,315	77,338,315
ZoomInfo Technologies Inc.					201,326,390
ZoomInfo HoldCo						204,635,683
Total outstanding	123,988,075	190,396,902	77,338,315	391,723,292	204,635,683	391,723,292

The following table presents the economic interests and combined voting power in ZoomInfo Technologies Inc. held by the Sponsors, the Founders, management and others, and public stockholders (which does not reflect the exchange of any Class P Unit for a share of Class A common stock), as of July 23, 2021:

	Common Stock Owned(1)		Voting Power(2)
	Shares	%	Votes	%
Sponsors	194,812,547	49.7%	1,939,147,889	69.2%
Founders(3)	63,541,392	16.2%	635,413,920	22.7%
Management and Others	10,378,787	2.6%	103,787,870	3.7%
Public Stockholders	122,990,566	31.4%	122,990,566	4.4%
Total	391,723,292	100.0%	2,801,340,245	100.0%
__________________
(1)Reflects the sum of shares of our Class A common stock, Class B common stock, and Class C common stock, which represents direct and indirect economic ownership in us and our subsidiaries. Each share of our Class A common stock and Class C common stock has the same economic interest. Our Class B common stock does not have any economic rights, but each share of our Class B common stock relates to one OpCo Unit or HoldCo Unit.
(2)Based on beneficial ownership, reflects one vote per share of Class A common stock, ten votes per share of Class B common stock, and ten votes per share of Class C common stock.
(3)Reflects (i) Henry Schuck’s indirect economic interest in 6,130,996 OpCo Units and associated shares of Class B common stock held directly by HSKB Funds, LLC and 30,910,041 OpCo Units and associated shares of Class B common stock held directly by DO Holdings (WA), LLC; and (ii) Kirk Brown’s indirect economic interest in 25,267,837 OpCo Units and associated shares of Class B common stock held directly by DO Holdings (WA), LLC. Messrs. Schuck and Brown may be deemed to share voting and dispositive power over the securities held by DO Holdings (WA), LLC. Mr. Schuck may be deemed to control voting power over the securities held by HSKB Funds, LLC and HSKB Funds II, LLC.

RISK FACTORS
Investing in our common stock involves risks. Before you make a decision to buy shares of our Class A common stock, in addition to the risks and uncertainties discussed below under “Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of Class A common stock pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any shares of common stock we may sell could be materially adversely affected by additional factors that apply to companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Summary” and “Risk Factors,” and the documents incorporated by reference herein and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would,” or the negative version of these words or other comparable words.
We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements, including forward-looking statements contained in this prospectus:
•the COVID-19 pandemic, including the global economic uncertainty and measures taken in response, could materially impact our business and future results of operations;
•larger well-funded companies may shift their existing business models to become more competitive with us;
•we may be unable to provide or adapt our platform for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to data privacy, which could impact our ability to efficiently gather, process, update and/or provide some or all of the information we currently provide or the ability of our customers and users to use some or all of our products and services;
•we may experience competition from companies that more effectively cater to our customers by offering more tailored products or platforms at lower costs;
•adverse general economic and market conditions may reduce spending on sales and marketing, which could harm our revenue, results of operations and cash flows;
•a decline in demand for sales and marketing subscription platforms could negatively impact our business;
•if we are unable to improve our technology and keep up with new processes for data collection, organization, and cleansing, competing products and services could surpass ours;
•we may be unable to provide a highly accurate, reliable, and comprehensive platform moving forward, which could cause a reduction in demand for our products and services;
•we rely on third-party systems that we do not control to integrate with our system and we may be unable to continue to support integration;
•we may be unable to adequately fund research and development, which could limit introduction of new features, integrations, and enhancements, which may limit our ability to compete effectively;
•we may be unable to attract new customers and expand existing subscriptions, which could harm our revenue growth and profitability;

•a decrease in participation in our contributory network or increased opt-out rates could lead to a deterioration in the depth, breadth, and accuracy of our platform;
•we may fail to protect and maintain our brand, which could impair our ability to attract and retain customers;
•we may not achieve and maintain effective internal controls over financial reporting, which has impaired and could continue to impair our ability to produce timely and accurate financial statements;
•we may be unable to successfully integrate acquired businesses, services, databases, and technologies into our operations, which could have an adverse effect on our business;
•our substantial indebtedness could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry, and our ability to meet our obligations under our outstanding indebtedness, and could divert our cash flow from operations for debt payments;
•the parties to our stockholders agreement control us and their interests may conflict with ours or yours in the future;
•we are a “controlled company” within the meaning of the Nasdaq rules and, as a result, we qualify for exemptions from certain corporate governance requirements, as a result of which our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements; and
•other factors described under “Risk Factors” included herein and “Risk Factors” in our Annual Report incorporated by reference herein.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. You should not place undue reliance on our forward-looking statements.
Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

MARKET AND INDUSTRY DATA
This prospectus includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications, other published industry sources, and our internal data and estimates, including data generated utilizing our ZoomInfo platform. Independent consultant reports, industry publications, and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.
Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and such independent sources referred to above. Certain market, ranking, and industry data included or incorporated by reference in this prospectus, including the size of certain markets, our size or position, and the positions of our competitors within these markets, including our services relative to our competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations, and other contacts in the markets in which we operate and have not been verified by independent sources. Unless otherwise noted, all of our market share and market position information presented in this prospectus is an approximation. Our market share and market position in each of our lines of business, unless otherwise noted, is based on our sales relative to the estimated sales in the markets we served. References herein to our being a leader in a market or product category refer to our belief that we have a leading market share position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on our internal analysis of our sales as compared to our estimates of sales of our competitors. In addition, the discussion herein regarding our various end markets is based on how we define the end markets for our products, which products may be either part of larger overall end markets or end markets that include other types of products and services.
Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had this information verified by any independent sources.

USE OF PROCEEDS
We will not receive any cash proceeds from the sale of any shares of our Class A common stock pursuant to this prospectus.

SELLING STOCKHOLDERS
Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Under “Description of Capital Stock,” “we,” “us,” “our,” the “Company” and “our Company” refer to ZoomInfo Technologies Inc. and not to any of its subsidiaries.
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 2,500,000,000 shares of Class A common stock, par value $0.01 per share, 500,000,000 shares of Class B common stock, par value $0.01 per share, 300,000,000 shares of Class C common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock have been issued or are currently outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of outstanding shares of our Class A common stock, Class B common stock, and Class C common stock will vote as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. Delaware law entitles the holders of the outstanding shares of Class A common stock, Class B common stock, and Class C common stock to vote separately as different classes in connection with any amendment to our certificate of incorporation that would increase or decrease the par value of the shares of such class or that would alter or change the powers, preferences or special rights of such class so as to affect them adversely. As permitted by Delaware law, the amended and restated certificate of incorporation includes a provision which eliminates the class vote that the holders of Class A common stock would otherwise have with respect to an amendment to the certificate of incorporation increasing or decreasing the number of shares of Class A common stock the Company is entitled to issue, that the holders of Class B common stock would otherwise have with respect to an amendment to the certificate of incorporation increasing or decreasing the number of shares of Class B common stock the Company is entitled to issue and that the holders of Class C common stock would otherwise have with respect to an amendment to the certificate of incorporation increasing or decreasing the number of shares of Class C common stock the Company is entitled to issue. Thus, subject to any other voting requirements contained in the certificate of incorporation, any amendment to the certificate of incorporation increasing or decreasing the number of shares of either Class A common stock, Class B common stock, or Class C common stock that the Company is authorized to issue would require a vote of a majority of the outstanding voting power of all capital stock (including the Class A common stock, Class B common stock, and Class C common stock), voting together as a single class.
Class A Common Stock
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.
Holders of shares of our Class A common stock and Class C common stock are entitled to receive dividends at the same rate when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to the rights of the holders of one or more outstanding series of our preferred stock. If we pay a dividend or distribution on the Class A common stock, payable in shares of Class A common stock, we also will be required to pay a pro rata and simultaneous dividend or distribution on the Class C common stock, payable in shares of Class C common stock. Similarly, if we pay a dividend or distribution on the Class C common stock, payable in shares of Class C common stock, we also will be required to make a pro rata and simultaneous dividend or distribution on the Class A common stock, payable in shares of Class A common stock.
Upon our liquidation, dissolution, or winding up, and after payment in full of all amounts required to be paid to creditors, and subject to the rights of the holders of one or more outstanding series of preferred stock having liquidation preferences, the holders of shares of our Class A common stock and Class C common stock will be entitled to receive pro rata our remaining assets available for distribution.

All shares of our Class A common stock that will be outstanding at the time of the completion of the offering to which this prospectus relates will be fully paid and non-assessable. The Class A common stock is not be subject to further calls or assessments by us. Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, powers, preferences and privileges of holders of our Class A common stock are subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Class B Common Stock
Holders of shares of our Class B common stock are entitled to ten votes for each share held of record (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally, including the election or removal of directors. The holders of our Class B common stock do not have cumulative voting rights in the election of directors. The voting power afforded to Pre-IPO OpCo Unitholders and Pre-IPO HoldCo Unitholders, as applicable, by their shares of Class B common stock will be automatically and correspondingly reduced as they exchange shares of Class B common stock, together with a corresponding number of OpCo Units and HoldCo Units, as applicable, for shares of Class A common stock of ZoomInfo Technologies Inc. See “Transactions with Related Persons” from our Proxy Statement incorporated by reference herein.
Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation, dissolution, or winding up of ZoomInfo Technologies Inc. Upon the exchange of an OpCo Unit or a HoldCo Unit (together with a share of Class B common stock), as applicable, the shares of Class B common stock will be automatically canceled with no consideration and no longer outstanding.
Shares of Class B common stock are not transferable except for (i) transfers to us for no consideration upon which transfer such share of Class B common stock will be automatically canceled or (ii) together with the transfer of an identical number of OpCo Units or HoldCo Units made to the permitted transferee of such OpCo Units or HoldCo Units made in compliance with the applicable limited liability company agreement of ZoomInfo OpCo or ZoomInfo HoldCo.
Class C Common Stock
The shares of Class A common stock and Class C common stock are identical in all respects, except for voting rights, certain conversion rights and transfer restrictions in respect of the shares of Class C common stock, as described below.
Holders of shares of our Class C common stock are entitled to ten votes for each share held of record (for so long as the aggregate number of outstanding shares of our Class B common stock and Class C common stock represents at least 5% of the aggregate number of our outstanding shares of common stock, and thereafter, one vote per share upon the automatic conversion of our Class C common stock into shares of Class A common stock) on all matters on which stockholders of ZoomInfo Technologies Inc. are entitled to vote generally, including the election or removal of directors. The holders of our Class C common stock do not have cumulative voting rights in the election of directors. The voting power afforded to Pre-IPO Blocker Holders by their shares of Class C common stock will be automatically and correspondingly reduced as they transfer shares of Class C common stock, which, except in certain circumstances, will automatically convert into shares of Class A common stock.
The outstanding shares of Class C common stock are convertible at the option of the holder into shares of Class A common stock on a one-for-one basis. In addition, each share of Class C common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain affiliate transfers described in our amended and restated certificate of incorporation among the Sponsors, the Founders and their respective affiliates as of the date of the consummation of the IPO. Each share of Class C common stock will also automatically convert into one share of Class A common stock if, on the record date for any meeting of the stockholders, the aggregate number of outstanding shares of our Class B common stock and Class C common stock is less than 5% of our outstanding shares of common stock. Once converted into Class A common stock, Class C common stock will not be reissued.
All outstanding shares of our Class C common stock are fully paid and non-assessable. The Class C common stock is not subject to further calls or assessments by us. Holders of shares of our Class C common stock do not have preemptive, subscription or redemption rights. There is no redemption or sinking fund provisions applicable to the Class C common stock. The rights, powers, preferences and privileges of holders of our Class C common stock is subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or the Nasdaq, and subject to the terms of our amended and restated certificate of incorporation, the authorized shares of preferred stock will be available for issuance without further action by holders of our Class A, Class B, or Class C common stock. Our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:
•the designation of the series;
•the number of shares of the series, which our board of directors may, except where otherwise provided in any preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable on shares of such series;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs or other event;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series of our capital stock; and
•the voting rights, if any, of the holders of the series.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Class A common stock might believe to be in their best interests or in which the holders of our Class A common stock might receive a premium over the market price of the shares of our Class A common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the rights of the Class A common stock to distributions upon a liquidation, dissolution, or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors.
Annual Stockholder Meetings
Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings solely by means of remote communications, including by webcast.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our amended and restated certificate of incorporation, amended and restated bylaws, and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Authorized but Unissued Capital Stock
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Multi-Class Structure
As described above in “—Common Stock,” our amended and restated certificate of incorporation provides for a multi-class common stock structure, under which each share of our Class A common stock has one vote per share while each share of our Class B common stock and Class C common stock has ten votes per share until such time as the aggregate number of outstanding shares of our Class B common stock and Class C common stock is less than 5% of the aggregate number of our outstanding shares of common stock. Because of this multi-class structure, certain of our stockholders will be able to control all matters submitted to our stockholders for approval, even if they own significantly less than 50% of the shares of our outstanding common stock. This concentrated control could discourage others from initiating a potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.
Classified Board of Directors
Our amended and restated certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock, our board of directors is divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66⅔% of our outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that our Sponsors and their affiliates and any of their respective direct or indirect transferees, and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.
Removal of Directors; Vacancies and Newly Created Directorships
Under the DGCL, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that the directors divided into classes may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, at any time when the parties to our stockholders agreement collectively beneficially own, in the aggregate, less than 50% of the voting power of all outstanding shares of our stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66⅔% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted under the stockholders agreement, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when the parties to our stockholders agreement collectively beneficially own, in the aggregate, less than 50% of voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors, the chairman of our board or the chief executive officer; provided, however, that at any time when a Sponsor beneficially owns, in the aggregate, at least 20% in voting power of the stock entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the board of directors or the chairman of the board of directors at the request of such Sponsor. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions do not apply to the parties to our stockholders agreement so long as the stockholders agreement remains in effect. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not permit our Class A common stockholders to act by consent in writing, unless such action is recommended by all directors then in office, at any time when the parties to our stockholders agreement collectively own, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors, but does permit our Class B common stockholders to act by consent in writing without requiring any such recommendation by the directors then in office.

Supermajority Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. At any time when the parties to our stockholders agreement collectively beneficially own, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least 66⅔% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that at any time when the parties to our stockholders agreement collectively beneficially own, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class:
•the provision requiring a 66⅔% supermajority vote for stockholders to amend our amended and restated bylaws;
•the provisions providing for a classified board of directors (the election and term of our directors);
•the provisions regarding resignation and removal of directors;
•the provisions regarding competition and corporate opportunities;
•the provisions regarding entering into business combinations with interested stockholders;
•the provisions regarding stockholder action by written consent;
•the provisions regarding calling special meetings of stockholders;
•the provisions regarding filling vacancies on our board of directors and newly created directorships;
•the provisions eliminating monetary damages for breaches of fiduciary duty by a director;
•the provision regarding forum selection; and
•the amendment provision requiring that the above provisions be amended only with a 66⅔% supermajority vote.
The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.
Exclusive Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our Company, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of our Company to our Company or our Company’s stockholders, (3) action asserting a claim arising under any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of our Company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of our Sponsors or any of their respective affiliates or any of our directors who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that our Sponsors or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-

employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Transfer Agent and Registrar
The transfer agent and registrar for shares of our Class A common stock is Equiniti Trust Company.
Listing
Our Class A common stock is listed on the Nasdaq under the symbol “ZI.” We do not anticipate listing our Class B common stock or Class C common stock on any stock market or exchange.

PLAN OF DISTRIBUTION
The selling stockholders may sell the shares of our Class A common stock covered by this prospectus in any of the following ways (or in any combination):
•to or through underwriters, brokers or dealers (acting as agent or principal);
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to one or more purchasers, including through a specific bidding or auction process or otherwise;
•directly to or through agents;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or
•through a combination of any of these methods of sale.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded.
Each time that the selling stockholders sell shares of our Class A common stock covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such shares, including:
•the name or names of any underwriters, dealers, brokers or agents and the amounts of shares underwritten or purchased by each of them;
•the offering price of the shares and the proceeds to the selling stockholders, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers, and other items constituting underwriters’, dealers’, brokers’ or agents’ compensation, as applicable;
•any options under which underwriters may purchase additional shares from the selling stockholders; and
•any securities exchange or market on which the shares may be listed or traded.
Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. The selling stockholders may determine the price or other terms of the shares of our common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
If the selling stockholders sell securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with the selling stockholders and such resale prices may not be disclosed in the applicable prospectus supplement.
The selling stockholders may distribute the shares of Class A common stock from time to time in one or more transactions at a fixed price or at prices that may be changed from time to time, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. Any of the prices may represent a discount of then-prevailing market prices.
Underwriters, dealers or any other third parties described above may offer and sell the offered shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares), unless otherwise specified in the prospectus supplement. The underwriter(s) may be granted an option, exercisable for a period of time after the date of the applicable prospectus supplement, to purchase additional shares from the selling stockholders. In connection with an underwritten offering, we, our directors and officers, and/or other holders of our capital stock may agree with the underwriter(s), subject to certain exceptions, not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock for a period of time after such offering.
The selling stockholders may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.
The selling stockholders may sell the shares through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The selling stockholders may authorize underwriters, dealers, brokers or agents to solicit offers by certain purchasers to purchase the shares from the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers, brokers and agents that participate in the distribution of the shares of Class A common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.
Offered shares of Class A common stock may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids.
Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.
Our common stock is listed on the Nasdaq under the symbol “ZI”.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.
The selling stockholders may also sell securities under Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.
Agents, dealers, brokers and underwriters may be entitled to indemnification by us and the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers, brokers or underwriters may be required to make in respect thereof.
The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of Class A common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of ZoomInfo Technologies Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in the method of accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock to be sold pursuant to this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our Class A common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement, or other document are not necessarily complete and in each instance we refer you to the copy or form of such contract, agreement, or document filed as an exhibit to the registration statement. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.
We maintain an internet site at http://www.zoominfo.com. The information on, or accessible from, our website is not part of this prospectus by reference or otherwise.
We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC at http://www.sec.gov. You may inspect copies of these materials without charge at the SEC’s website. We intend to make available to our Class A common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of shares by means of this prospectus will also be incorporated by reference into this prospectus and deemed to be part of this prospectus, from their respective filing dates (in each case, other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, filed on May 3, 2021, and June 30, 2021, filed on August 2, 2021;
•those portions of our definitive proxy statement on Schedule 14A filed on March 16, 2021, in connection with our 2021 annual meeting of stockholders that are incorporated by reference into our Annual Report Form 10-K for the fiscal year ended December 31, 2020;

•our Current Reports on Form 8-K filed on January 25, 2021, February 2, 2021, February 22, 2021, April 28, 2021, June 10, 2021, June 30, 2021, July 13, 2021, July 15, 2021 and July 20, 2021;
•the description of our common stock contained in our Registration Statement on Form 8-A filed on June 3, 2020, including all amendments and reports filed for the purpose of updating such description.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to ZoomInfo Technologies Inc., 805 Broadway Street, Suite 900, Vancouver, Washington 98660; Attention: Corporate Secretary (telephone: (800) 914-1220).
Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.